U.S. SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C.  20549

                AMENDMENT NO. 2
                    FORM 10

  General Form for Registration of Securities
      Pursuant to Section 12(b) or (g) of
      the Securities Exchange Act of 1934


            VALIANT HEALTHCARE, INC.
         -----------------------------
(Exact Name of Registrant as Specified in its Charter)


 Delaware                              26-2871644
----------------------------           -------------------------
(State or Other Jurisdiction of        I.R.S. Employer Identification
 Incorporation or Organization)          Number


210 North University Drive, Suite 810, Coral Springs, Florida 33071
------------------------------------------------------------
(Address of Principal Executive Offices, Zip Code)

                   954/419-1835
                  _____________
(Registrant's Telephone Number, including Area Code)



Securities to be Registered
     Under Section 12(b) of the Act:        None


Securities to be Registered
    Under Section 12(g) of the Act:       Common Stock,
                                         $.0001 Par Value
                                        (Title of Class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

      Large accelerated filer            Accelerated filed
      Non-accelerated filer              Smaller reporting company /X/
  (Do not check if a smaller reporting company)

ITEM 1.  BUSINESS.

 Valiant Healthcare, Inc. ("Valiant") was incorporated on June 24, 2008 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected business combinations. Valiant has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original stockholders and filing this registration statement.

 Valiant was formed to attempt to enter into one or more business combinations with private companies or business entities engaged in the healthcare industry. See "General Business Plan", page 5.

 No assurances can be given that Valiant will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of any target company.

 The proposed business activities described herein classify Valiant as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. Valiant will not make any efforts to cause a market to develop in its securities until such time as Valiant has successfully implemented its business plan and it is no longer classified as a blank check company.

 Valiant is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so under the Exchange Act. Valiant will continue to file all reports required of it under the Exchange Act until a business combination has occurred. Since a principal benefit to a target company of a business combination with Valiant would normally be considered its status as a reporting company, it is anticipated that Valiant will continue to file reports under the Exchange Act after a business combination. No assurance can be given that this will occur or, if it does, for how long.

 Steven Turner is the sole officer and director of Valiant. Valiant has no employees nor are there any other persons than Mr. Turner who devote any of their time to its affairs. All references herein to management of Valiant are to Mr. Turner. Mr. Turner is engaged in other business activities and anticipates to spend only a limited amount of time to the affairs of Valiant. The inability at any time of Mr. Turner to devote sufficient attention to Valiant could have an adverse impact on its operations.

Glossary

"Blank check" company    As used herein, a "blank check" company is a
                         development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a business combination with an unidentified company or companies.

Business combination     A business combination is (i) a merger of another
                         company into Valiant, (ii) an acquisition by Valiant of all or substantially all of the stock of another company, or (iii) an acquisition by Valiant of all or substantially all of the assets of another company.

Valiant or               The corporation whose common stock is the subject of
  the Registrant         this registration statement.


Exchange Act             The Securities Exchange Act of 1934, as amended.

Securities Act           The Securities Act of 1933, as amended.

Risk Factors

   The business of Valiant is subject to numerous risk factors, including the following:

   Valiant has no operating history nor revenue and minimal assets and operates at a loss. Valiant has had no operating history nor any revenues or earnings from operations. Valiant has no significant assets or financial resources. Valiant has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination. Valiant anticipates that the costs of seeking, investigating and analyzing potential business combinations over the next 12 months will be paid with current funds or with such additional amounts from the sale of its securities or that it may be able to borrow.

   Company has only one director and one officer. The sole officer and director of Valiant is Steven Turner. Because management consists of only one person, Valiant does not benefit from multiple judgments that a greater number of directors or officers would provide and Valiant will rely completely on the judgment of its sole officer and director when selecting a target company. Mr. Turner anticipates devoting only a limited amount of time to the business of Valiant. Mr. Turner has not entered into a written employment agreement with Valiant and he is not expected to do so. Valiant has not obtained key man life insurance on Mr. Turner.
The loss of his services would adversely affect development of the business of Valiant and its likelihood of commencing operations.

   Conflicts of interest. Mr. Turner, the president of Valiant, participates in other business ventures which may compete with Valiant. Additional conflicts of interest and non-arms length transactions may also arise in the future. The certificate of incorporation of Valiant provides that Valiant may indemnify officers and/or directors of Valiant for liabilities, which can include liabilities arising under the securities laws. Assets of Valiant could be used or attached to satisfy any liabilities subject to such indemnification.

   The proposed operations of Valiant are speculative. The success of the proposed business plan of Valiant will depend to a great extent on the operations, financial condition and management of the identified target companies. While business combinations with entities having established operating histories are preferred, there can be no assurance that Valiant will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies,independent analysis, market surveys or similar information which, if Valiant had more funds available to it, would be desirable. There is no assurance that Valiant can identify a target company and consummate a business combination.

   Possible classification as a penny stock. In the event that a public market develops for the securities of Valiant following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Valiant, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange.
For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

   There is a scarcity of and competition for business opportunities and combinations. Valiant is and will continue to be an insignificant participant in the business of seeking business combinations of business entities. A large number of established and well-financed entities, including venture capital firms, are active in business combinations of companies which may be target candidates for Valiant. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Valiant and, consequently, Valiant will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Valiant will also compete with numerous other small public companies in seeking business combination candidates.

   There is no agreement for a business combination and no minimum requirements for business combination. As of the filing date of this registration statement, Valiant had no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Valiant enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that Valiant will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Valiant has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which Valiant would not consider a business combination with such business entity. Accordingly, Valiant may enter into a business combination with one or more business entities having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Valiant will be able to negotiate a business combination on terms favorable to Valiant.

   Shareholders may not have a vote in approving a business combination. Valiant intends to enter into a business combination, in the form of (i) a merger of another company into Valiant,
(ii) an acquisition by Valiant of all or substantially all of the stock of another company, or (iii) an acquisition by Valiant of all or substantially all of the assets of another company,structured pursuant to Delaware law in such a manner that will not require a vote of shareholders. In such cases shareholders should be aware that they will not have a voice in effecting such a business combination and that Valiant may effect a business combination without prior shareholder consent. Notwithstanding if under Delaware law any aspect of a business combination requires shareholder vote, Valiant will obtain such vote.

   Reporting requirements may delay or preclude business combination. Pursuant to the requirements of Section 13 of the Exchange Act, Valiant is required to provide certain information about significant business combination including audited financial statements of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable business combination by Valiant. Target companies that do not have or are unable to obtain the required audited statements may not be appropriate for a business combination so long as the reporting requirements of the Exchange Act are applicable. Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Valiant at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Valiant will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a target company might prove to be an unfavorable one for Valiant.

   Regulation under Investment Company Act. In the event Valiant engages in business combinations which result in Valiant holding passive investment interests in a number of entities, Valiant could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Valiant would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Valiant has obtained no formal determination from the Securities and Exchange Commission as to the status of Valiant under the Investment Company Act of 1940. Any violation of such Act could subject Valiant to material adverse consequences.

   Possible change in value of shares upon business combination.
A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Valiant may increase or decrease, perhaps significantly.

   Taxation. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Valiant may undertake. Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Valiant intends to structure any business combination so as to minimize the federal and state tax consequences to both Valiant and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

ITEM 2.  FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and
Results of Operations

   Valiant has no operations nor does it currently engage in any business activities generating revenues. Valiant's principal business objective for the following 12 months is to achieve long-term growth through a business combination with one or more target companies.

   Valiant anticipates that during the 12 months following the date of this registration statement, it will incur costs related to
(i) filing reports as required by the Securities Exchange
Act of 1934 and (ii) consummating one or more business combinations. Valiant anticipates that the costs of seeking, investigating and analyzing potential business combinations over the next 12 months will be paid with current funds or with such additional amounts from the sale of its securities or that it may be able to borrow.

Search for Target Company

   Valiant does not anticipate utilizing any consultant or finder in locating or analyzing any potential target company. Valiant may seek to locate a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more websites and similar methods. Valiant may also locate a potential target company through its business contacts or others who are aware or become aware of Valiant.

   Valiant intends to restrict its search for business entities engaged in the healthcare industry. Such an entity may be in its preliminary or development stage, already in operation, or in essentially any stage of its business life. Valiant believes that there are certain perceived advantages to being a public company such as, among others, increased visibility in the financial community, facilitation of borrowing from financial institutions, possible increased valuation, possible greater ease in raising capital, and enhanced corporate image.

   Certain private companies may find a business combination with Valiant more attractive than the public offering of their own securities. Reasons for this may include the following:

        +    inability to obtain an underwriter;
        +    possible larger costs, fees and expenses of a public
                offering;
        +    possible delays in the public offering process;
        +    greater dilution of outstanding securities.

   As of the filing date of this registration statement, Valiant has not had any contact or discussions with any entity regarding a potential business combination and there is no assurance that Valiant will locate
a target company for a business combination.   No assurances can be given
that Valiant will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of a target company.

   Valiant intends to enter into a business combination, in the form of
(i) a merger of another company into Valiant, (ii) an acquisition by Valiant of all or substantially all of the stock of another company, or
(iii) an acquisition by Valiant of all or substantially all of the assets of another company, structured pursuant to Delaware law in such a manner that will not require a vote of shareholders. In such cases shareholders should be aware that they will not have a voice in effecting such a business combination and that Valiant may effect a business combination without prior shareholder consent. Notwithstanding if under Delaware law any aspect of a business combination requires shareholder vote, Valiant will obtain such vote.

   Once a business combination has been effected, Valiant will file with the Securities and Exchange Commission a Form 8-K which will provide disclosure to its shareholders of such transaction.

General Business Plan

   The purpose of Valiant is to seek, investigate and, if such investigation warrants, acquire an interest in one or more business entities in the healthcare industry. While Valiant will attempt to acquire over time interests in more than one such business entity, it may be able to participate in only one potential business venture, if any, in part because Valiant has nominal assets and limited financial resources. This lack of diversification, should it occur, would be a substantial risk to the stockholders of Valiant because it will not permit Valiant to offset potential losses from one venture against gains from another.

   Valiant may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

   Valiant believes that as a holding company it offers certain benefits to target companies. The affiliation of multiple companies as part of a holding company may result in cost efficiencies through the reduction of duplicate activities such as administration, office space and advertising. It may result in improved management and product through the interchange of ideas between the various affiliated companies. It may also result in an increased valuation of the holding company beyond the combined valuations of the affiliated companies separately.

   Valiant intends at some point to become a publicly-traded company by the registration of its securities. This will not occur until Valiant has entered into at least one business combination.
Valiant also intends from time to time to seek financing for its activities through debt or equity offerings, or both. No assurance can be given that Valiant will be able to enter into any business combination, to have its securities publicly traded, or to obtain debt or equity financing.

   Target companies may include those seeking the perceived benefits of a publicly-traded company. Such perceived benefits may include facilitating or improving the terms on which debt or equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity for stockholders and other factors. Business opportunities may be available in many different parts of the healthcare industry and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

   Valiant has, and will continue to have, no capital itself with which to provide the owners of business entities with any cash or other assets. Any capital formation for such business entities would occur after the business combination. While in certain cases Valiant may structure a commitment from a underwriter or other financial source for funding incident to or following a business combination, it is more likely that such a commitment will not exist. In such case, a target company for which financing is a consideration would have to decide whether to enter into a business combination without any assurance of such financing.

   The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of Valiant. In analyzing prospective business opportunities, Valiant may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification;
and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of Valiant to search for and enter into potential business opportunities.

   Valiant is subject to the reporting requirements of the Exchange Act. Included in these requirements is the duty of Valiant to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

Terms of a Business Combination

   In implementing a structure for a particular business combination, Valiant may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity.

   It is anticipated that any securities issued in any such business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In many circumstances, Valiant may wish to register all or a part of its securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken after Valiant has entered into an agreement for a business combination or has consummated a business combination and Valiant is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Valiant may depress the market value of the securities of Valiant in the future if such a market develops, of which there is no assurance.

   While the terms of a business transaction to which Valiant may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and will thereby attempt to structure the combination as a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

   Valiant will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

Undertakings and Understandings Required of Target Companies

   A potential target company should be aware that the market price and trading volume of the securities of Valiant, when and if listed for secondary trading, may depend in great measure upon the efforts of management to encourage interest in Valiant within the United States financial community. Valiant does not have currently the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Valiant's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in Valiant's securities, which may result in a significant pressure on their market price. Valiant may consider the ability and commitment of a target company to participate with management in actively encouraging interest in Valiant's securities following a business combination in deciding whether to enter into a transaction with such company.

   A business combination with Valiant separates the process of becoming a public company from the raising of investment capital. As a result, a business combination with Valiant normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital. Valiant may require assurances from the target company that it has or that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

Competition

   Valiant will remain an insignificant participant among the firms which engage in business combinations and seeking business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Valiant. In view of Valiant's combined extremely limited financial resources and limited management availability, Valiant will continue to be at a significant competitive disadvantage compared to Valiant's competitors.

Additional Information

   This registration statement and all other filings of Valiant when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov.

ITEM 3.  PROPERTIES.

   Valiant has no properties and at this time has no agreements to acquire any properties. Valiant currently uses the offices of its president in Coral Springs, Florida at no cost to it. Valiant anticipates that this arrangement will continue until such time as it completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
         MANAGEMENT.

   The following table sets forth each person known by Valiant to be the beneficial owner of five percent or more of the common stock of Valiant, all directors individually and all directors and officers of Valiant as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

   Name and Address               Amount of Beneficial     Percentage
   of Beneficial Owner                 Ownership            of Class
   ------------------------       --------------------      ------------
   Cheryl Rager                       1,000,000               100%
   210 North University Drive
   Suite 810
   Coral Springs, Florida 33071

   Steven Turner                            0
   210 North University Drive
   Suite 810
   Coral Springs, Florida 33071

   All Executive Officers and                0                   0%
   Directors as a Group (1 Person)


ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

Management of Valiant

   Valiant has no full time employees. Steven Turner is the sole officer and director of Valiant. Cheryl Rager is its sole stockholder and as such solely controls all matters on which stockholders may vote, including election of directors.

   Mr. Turner, as president of Valiant, will allocate a limited portion of his time to the activities of Valiant without compensation. Potential conflicts may arise with respect to the limited time commitment by Mr. Turner and the potential demands of the activities of Valiant.

   The amount of time spent by Mr. Turner on the activities of Valiant is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time Mr. Turner will actually be required to spend to review suitable target companies.

   Valiant has one director and officer as follows:

        Name              Age         Positions and Offices
                                           Held

     Steven Turner         41         President, Secretary,
                                        Director

   Valiant's bylaws provide that the number of its directors shall be determined by the Board of Directors and shall consist of not less than one director. Directors do not receive any compensation. Directors may be stockholders of the Company.

   Directors serve until the annual meeting of the stockholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification.

   The current Board of Directors consists of only one director, and no committees, including audit, nominating or compensation, have been established.

   Set forth below is the name of the director and officer of Valiant, all positions and offices with Valiant held, the period during which he has served as such, and the business experience during at least the last five years:

   Steven Turner, 41, has served as the President, Secretary and Director of Valiant since its inception in June 2008. Mr. Turner has been Chief Operating Officer and Director of Accessible Healthcare Services, Inc. (d/b/a Accessible Home Health Care) since February, 2006. From January, 2004 to February, 2006, he was Regional Operations Director/Administration of Caring People, a home health business in Delray Beach, Florida. From January, 1998 to January, 2004, he was National Director of Providers of CHCS Services, a third party administrator business in Weston, Florida. Mr. Turner graduated from Tulane University in 1990 with a Bachelor of Arts degree in History and Political Science and from the University of Miami in 1995 with a Master of Business Administration degree in Health Care Administration and Marketing.

   There are no agreements or understandings for the above-named officer or director to resign at the request of another person and the above-named officer and director is not acting on behalf of nor will act at the direction of any other person.

   No officer, director, promoter or control person of Valiant has been involved in or the subject of any bankruptcy, criminal proceeding, judgement, injunction, order or decrees material to the evaluation of the ability and integrity of any such person nor has any such person been involved with any other blank check companies.

ITEM 6.  EXECUTIVE COMPENSATION.

   The officer and director of Valiant does not receive any compensation for his services rendered to Valiant, has not received such compensation in the past, and is not accruing any compensation. There are no understandings or agreements regarding compensation to Mr. Turner after a business combination.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Valiant for the benefit of its employees.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND
          DIRECTOR INDEPENDENCE.

   On June 24, 2008, Valiant issued to Cheryl Rager a total of 1,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act for a total of $7,500. Cheryl Rager may be considered a promoter of Valiant.

   There are no existing understandings or agreements for Ms. Rager to receive anything of value from Valiant other than what benefits may accrue to her, if any, from her stock ownership, and Valiant does not plan to enter into any such understandings or agreement with Ms. Rager. Valiant has not and will not acquire any assets from Ms. Rager.

ITEM 8.  LEGAL PROCEEDINGS.

   There is no litigation pending or threatened by or against Valiant.

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
         EQUITY AND RELATED STOCKHOLDER MATTERS.

   (a) Market Information. There is no trading market for Valiant' common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

   The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to Valiant, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

   (i) that a broker or dealer approve a person's account for transactions in penny stocks and

   (ii) the broker or dealer receive from the investor a written agreement to the transaction,setting forth the identity and quantity of the penny stock to be purchased.

   In order to approve a person's account for transactions in penny stocks, the broker or dealer must

   (i) obtain financial information and investment experience and objectives of the person; and

   (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

   The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

   (i) sets forth the basis on which the broker or dealer made the suitability determination and

   (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

   Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Trading of Securities in Secondary Market

   The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Valiant will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Valiant's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts.

   Following a business combination, Valiant may wish to have its common stock trade in one or more United States securities markets. Such steps will normally involve filing a registration statement under the Securities Act.
Such registration statement may include securities held by current stockholders or offered by Valiant, including warrants, shares underlying warrants, and debt securities.

   In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot stockholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00;

(iv) two market makers; and (v) 300 round-lot stockholders.

   If, after a business combination and qualification of its securities for trading, Valiant does not meet the qualifications for listing on the Nasdaq Capital Market, Valiant may apply for quotation of its securities on the OTC Bulletin Board.

   In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; nd (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

   The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

   In certain cases Valiant may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

    In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Valiant will be traded following a business combination and qualification of its securities for trading.

Transfer Agent

        It is anticipated that StockTrans, Inc., Ardmore, Pennsylvania will act as transfer agent for the common stock of Valiant.

Stockholders

        There is one holder of Valiant's common stock.

Dividends

        Valiant has not paid any dividends to date, and has no plans to do so in the immediate future. Dividends, if any, will be contingent upon Valiant's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of Valiant's Board of Directors. Valiant presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, Valiant has issued the following shares of its common stock:

        On June 24, 2008. Cheryl Rager acquired 1,000,000 shares of Valiant
for an aggregate consideration of $7,500.   Valiant believes that this
issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The Company is registering its common stock pursuant to Section 12(g) of the Securities Exchange Act. The authorized capital stock of Valiant consists of 95,000,000 shares of common stock, par value $.0001 per share, of which there are 1,000,000 issued and outstanding and 5,000,000 shares of preferred stock, par value $.0001 per share, of which none have been
designated or issued.   The following statements relating to the capital
stock set forth the material terms of the securities of Valiant; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the bylaws, copies of which are filed as exhibits to this registration statement. The following discussion includes information on Valiant's preferred stock, however, Valiant is registering only its common stock herein pursuant to Section 12(g) of the Securities Exchange Act.

Common Stock

        Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Valiant, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of Valiant. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

    The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Valiant without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. At present, Valiant has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

    The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Valiant, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Valiant has no present plans to issue any preferred stock.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Valiant's certificate of incorporation contains such a provision.

Insofar as indemnification for liabilities arising under the Securities
Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

        Set forth beginning on page F-1 are the audited financial statements for Valiant for the period ended June 30, 2008.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE.

        Valiant has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS.

        Set forth beginning on page F-1 are the audited financial statements for Valiant for the period ended June 30, 2008.

        (b)  Exhibits

           3.1  Certificate of Incorporation of Valiant Healthcare, Inc.


           3.2  Bylaws of Valiant Healthcare, Inc.

           3.3  Specimen stock certificate of Valiant Healthcare, Inc.,


           23.1  Consent of Accountants

        MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
              PCAOB REGISTERED


REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM


To the Board of Directors
Valiant Healthcare, Inc.
(A Development Stage Company)


We have audited the accompanying balance sheet of Valiant Healthcare, Inc. (A Development Stage Company) as of June 30, 2008, and the related statements of operations, stockholders' equity and cash flows for the period from inception June 24, 2008 through June 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valiant Healthcare, Inc. as of June 30, 2008, and the related statements of operations, stockholders' equity and cash flows for the period from inception June
24, 2008 through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered



Moore & Associates Chartered
Las Vegas, Nevada
October 17, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499
Fax (702) 253-7501

                        Valiant Healthcare, Inc.
                    (a development stage company)
                            Balance Sheet
                            June 30, 2008

Assets
Current Assets
Cash                                                $          7,500
                                                   -----------------
Total Assets                                        $          7,500
                                                   =================

Liabilities
Accounts payable and accrued expenses               $          5,000

Total Liabilities                                              5,000

Stockholder's Equity:
Common Stock, 100,000,000 shares
authorized 1,000,000 shares @ .001
par issued and outstanding                          $          1,000
Additional Paid in Capital                                     6,500
(Deficit) Accumulated During Development Stage                (5,000)
                                                    -----------------
Total Stockholder's Equity                          $          2,500
                                                    ----------------

Total Liabilities and Stockholder's Equity          $          7,500
                                                    ================


The accompanying notes are an integral part of these financial statements.

	               Valiant Healthcare, Inc.
                    (a development stage company)
		        Statement of Operations
               For the Period from Inception June 24, 2008
                          to June 30, 2008


Revenues                                              $         ---

        Cost and expenditures

        Professional fees                             $        5,000
                                                      ---------------

        Total costs and expenses                               5,000

        Provision for Income Taxes

        Net loss                                      $      (5,000)
                                                      ===============

        Weighted Average of Shares Outstanding             1,000,000
                                                      ---------------

        Loss per share, basic                         $       (.005)
                                                      ---------------

 The accompanying notes are an integral part of these financial statements.

	               Valiant Healthcare, Inc.
                    (a development stage company)
		        Statement of Cash Flows
               For the Period from Inception June 24, 2008
                          to June 30, 2008


Cash Flows from operating activities:
Net Loss for the period                               $       (5,000)
Net Increase in accounts payable                               5,000
Cash Flows from Financing Activities
Sale of Common Stock                                           7,500
                                                      ---------------
Net Increase in Cash                                           7,500

Cash at the beginning                                              -
                                                      ---------------

Cash at the end                                       $        7,500
                                                      ===============

Supplemental Information


The accompanying notes are an integral part of these financial statements.


                                           Valiant Healthcare, Inc.
                                        (a development stage company)
                                      Statement of Stockholder's Equity
                                 For the Period from Inception June 24, 2008
                                              to June 30, 2008


                                                                                            Deficit
                                                                                            Accumulated
                                                                                            during
                             Common             Par                                         development
                             Stock              Value           Total        APIC           stage           Total
                             -------------      ---------      ---------     ----------     ------------    ---------
Balance, Beginning                --            $   ----       $   ----      $   ----          ----         $  ----

Isuance of Shares-
    Founder for cash         5,000,000              0.001         5,000          2,500         ----            7,500
    June 24, 2008,
    $0.0075/share

Loss for the initial period      --                  ---           ---            ---         (5,000)         (5,000)
                              ---------          ----------     ---------     ----------     ----------      ---------

Balance, Ending               5,000,000          $  0.001       $ 5,000       $  2,500        (5,000)          2,500
                              =========          ==========     =========     ==========      =========      =========



                 The accompanying notes are an integral part of these financial statements.


                       Valiant Healthcare, Inc.
                 Notes to Financial Statements
                          June 30, 2008

NOTE 1 -

ORGANIZATION

Organization and Line of Business

Valiant Healthcare, Inc. (the "Company") is currently a blank check
company under the provisions    of Statement of Financial Accounting
Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Delaware on June 24, 2008. The Company's purpose is to raise capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business. The Company should be considered a development stage company.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation/Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

Management intends to raise financing through private equity financing or other means and interests that it deems necessary.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The estimated fair values of cash, property and equipment and due to stockholder, none of which are held for trading purposes, approximate their carrying value because of the short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

                       Valiant Healthcare, Inc.
                 Notes to Financial Statements
                          June 30, 2008

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

Basis and Diluted Income/(Loss) Per Share:

In accordance with SFAS No. 128, "Earnings Per Share," the basic income/(loss) per common share is computed by dividing net income/(loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements".
The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, the performance has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

NOTE 3 - STOCKHOLDER'S EQUITY

The Company has issued 1,000,000 shares of its common stock as founder shares, for a total consideration of $7,500, for a per share price of $0.0075.

                           SIGNATURES


     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.




                               VALIANT HEALTHCARE, INC.


                               By /s/ Steven Turner, President

                               DATE: January 15, 2009